EXHIBIT 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER OF

HOMEBANC CORP.

PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with HomeBanc Corp.’s (the “Company”) annual report on Form 10-K for the period ended December 31, 2004 (the “Report”), I, Patrick S. Flood, Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of The Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2005	By:	/S/ PATRICK S. FLOOD
Patrick S. Flood
Chairman and Chief Executive Officer

A signed original of this written statement required by § 906 of The Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by § 906 of The Sarbanes-Oxley Act of 2002, has been provided to HomeBanc Corp. and will be retained by HomeBanc Corp. and furnished to the Securities and Exchange Commission or its staff upon request.